    As filed with the Securities and Exchange Commission on January 12, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             GENESIS MICROCHIP INC.
             (Exact name of Registrant as specified in its charter)

                            -----------------------

          Ontario, Canada                                       None
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                        200 Town Centre Blvd., Suite #400
                            Markham, Ontario, Canada
                                     L3R 8G5
                                 (905) 470-2742


  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -----------------------

                         1997 EMPLOYEE STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                            -----------------------

                                 Hamid Farzaneh
                          Genesis Microchip Corporation
                              1871 Landings Drive
                             Mountain View, CA 94043
                                 (650) 428-4277


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                   Copies to:

                             FRANCIS S. CURRIE, ESQ.
                           ANTON T. COMMISSARIS, ESQ.
                             JULIA SCHWARTZMAN, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                            -----------------------

                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                       Proposed          Proposed
                                                        Maximum          Maximum
      Title of Each Class                Amount        Offering         Aggregate         Amount of
        of Securities to                 to be           Price           Offering       Registration
         be Registered                 Registered      Per Share          Price              Fee
--------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the
1997 Employee Stock Option
Plan(1)............................    483,284          $22.9700      $11,101,033.48       $3,086.00
--------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the
1997 Employee Stock Purchase
Plan(2)............................     20,852          $19.5200      $   407,031.04       $  113.00
--------------------------------------------------------------------------------------------------------
Totals                                 504,136                        $11,508,064.52       $3,199.00
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the Nasdaq National Market on January 5, 1999. The indicated number of shares to be registered represents additional shares issuable under the listed plan that is not covered by prior registration statements.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 5, 1999. Pursuant to the 1997 Employee Stock Purchase Plan, Common Stock issued thereunder will be sold at a per share price equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower (as such terms are defined in such plan).

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

        The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about April 29, 1998 (SEC File No. 333-51001) (the "Previous Form S-8"). The Previous Form S-8 was filed in connection with the 1987 Stock Option Plan, 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan and the 1997 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1997 Employee Stock Option Plan, as amended on October 27, 1998 and the 1997 Employee Stock Purchase Plan (the "1997 Plans"). The contents of the Previous Form S-8, including periodic reports that the Registrant filed, or to be filed, after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

4.1     The 1997 Employee Stock Option Plan, as amended on October 27, 1998.

5.1 Opinion of Weir & Foulds regarding the validity of Securities being registered.

23.1    Consent of KPMG Peat Marwick LLP.

23.2    Consent of counsel (contained in Exhibit 5.1).

24.1    Power of Attorney (see page II-2).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Markham, Ontario, Canada, on this 12th day of January, 1999.

                                    GENESIS MICROCHIP INC.


                                By:  /s/ I. Eric Erdman
                                     ------------------------------------------
                                     I. Eric Erdman
                                     Chief Financial Officer and Secretary



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Russo and I. Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                         TITLE                         DATE
---------------------------------------------------------------------------------------------------
     /s/ Paul M. Russo                            Chairman and Chief Executive     January 12, 1999
----------------------------------                Officer
    Paul M. Russo

    /s/ I. Eric Erdman                            Vice President, Finance and      January 12, 1999
----------------------------------                Administration, Chief
    I. Eric Erdman                                Financial Officer, Chief
                                                  Accounting Officer and
                                                  Secretary

    /s/ Brian S. Campbell                         Director                         January 12, 1999
----------------------------------
    Brian S. Campbell

    /s/ James E. Donegan                          Director                         January 12, 1999
----------------------------------
    James E. Donegan

    /s/ George A. Duguay                          Director                         January 12, 1999
----------------------------------
    George A. Duguay



    /s/ A. David Ferguson                         Director                         January 12, 1999
----------------------------------
    A. David Ferguson

    /s/ Ronald A. Rohrer                          Director                         January 12, 1999
----------------------------------
    Ronald A. Rohrer

    /s/ William H. Welling                        Director                         January 12, 1999
---------------------------------
    William H. Welling

    /s/ Hamid Farzaneh                            Authorized U.S. Representative   January 12, 1999
----------------------------------
    Hamid Farzaneh

                                INDEX TO EXHIBITS

  Exhibit Number                         Exhibit Document
  --------------                         ----------------
        4.1         The 1997 Employee Stock Option Plan, as amended on October
                    27, 1998.

        5.1 Opinion of Weir & Foulds regarding the validity of the Securities being registered.

       23.1         Consent of KPMG Peat Marwick LLP.

       23.2         Consent of  Counsel (contained in Exhibit 5.1 hereto).

       24.1         Power of Attorney (see page II-2).